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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

The Board of Directors
ITEQ, Inc. and Subsidiaries:

     We consent to the use of our reports included and incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Peat Marwick LLP

Houston, Texas

April 16, 1997